UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 14, 2009


                             PHARMACITY INCORPORATED
             (Exact name of registrant as specified in its charter)

           Nevada                     333-157360                 98-0610431
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

          Jivova Street 26/8a
          Ternopil, Ukraine                                         46001
(Address of principal executive offices)                          (Zip Code)

     Registrant's telephone number, including area code: 011-380-506-081534

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pharmacity Corporation (the "Company") has entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which MedX Systems, Inc., a Florida corporation ("MedX") will merge with and into a newly formed wholly owned subsidiary of the Company named WI Acquisition, Inc. (the "Subsidiary"). The Subsidiary will be the surviving entity in the merger. Immediately prior to the closing of the merger the name of the Company will be changed to Welltek Incorporated, the Company's authorized common stock will be increased to 200 million shares, and a 40 for 1 forward split of the Company's issued and outstanding common stock will be effectuated. Concurrently with the closing of the merger each share of MedX common stock issued and outstanding will be converted into 5.4127574 shares of Company common stock. The closing of the merger is subject to standard conditions to closing, as set forth in the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

       2        Agreement and Plan of Merger

                                       2
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 15, 2009                  Pharmacity Corporation


                                          By: /s/ Paul Schmidt
                                             -----------------------------------
                                             Paul Schmidt
                                             Assistant Secretary

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

    2               Agreement and Plan of Merger